    THE UNIVERSAL INSTITUTIONAL FUND, INC. - EMERGING MARKETS DEBT PORTFOLIO
                          ITEM 77(O) 10F-3 TRANSACTIONS
                         JANUARY 1, 2009 - JUNE 30, 2009

                                                            AMOUNT OF    % OF       % OF
                                 OFFERING       TOTAL         SHARES   OFFERING    FUNDS
  SECURITY   PURCHASE/   SIZE OF PRICE OF     AMOUNT OF     PURCHASED PURCHASED     TOTAL
  PURCHASED  TRADE DATE OFFERING  SHARES       OFFERING      BY FUND   BY FUND     ASSETS       BROKERS    PURCHASED FROM
------------ ---------- -------- -------- ----------------- --------- ---------  ---------- -------------- --------------

The Republic  04/08/09      --   $ 99.512 $1,500,000,000.00 2,020,000   0.13%       1.69%    Citi, Credit  Merrill Lynch
  of Korea                                                                                     Suisse,
 5.750% due                                                                                    Deutsche
 4/16/2014                                                                                       Bank,
                                                                                                Goldman
                                                                                                Sachs
                                                                                            International,
                                                                                                Merrill
                                                                                             Lynch & Co.,
                                                                                                Samsung
                                                                                              Securities

 Hindustan    06/30/09      --      INR   $     100,220,228   700,700   1.49%       0.20%       Morgan         Collins
Construction                       102.15                                                      Stanley,     Steward Inga
  Company                         ($48.15)                                                   Sole Global,
  Limited                                                                                      Morgan
                                                                                               Stanley
                                                                                                India
                                                                                               Company
                                                                                               Private
                                                                                              Limited,
                                                                                               Collins
                                                                                            Stewart Inga
                                                                                               Private
                                                                                               Limited